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                                                                      EXHIBIT 12

                     CAL FED BANCORP INC. AND SUBSIDIARIES

                             COMPUTATION OF RATIOS
                             (DOLLARS IN MILLIONS)

                                                 FOR THE THREE MONTHS         FOR THE SIX MONTHS
                                                    ENDED JUNE 30,              ENDED JUNE 30,
                                                -----------------------     -----------------------
                                                  1996          1995          1996          1995
                                                ---------     ---------     ---------     ---------
RETURN ON AVERAGE ASSETS:
  Earnings before dividends on preferred        $    32.0     $    21.7     $    61.6     $    36.4
     stock of subsidiary and gain on sale of
     San Diego branches(1)..................
                                                       x4            x4            x2            x2
                                                ---------     ---------     ---------     ---------
  Annualized earnings before gain on sale of        128.0          86.8         123.2          72.8
     San Diego branches(2)..................
  Gain on sale of San Diego branches(1).....         12.0            --          12.0            --
                                                ---------     ---------     ---------     ---------
  Annualized earnings after gain on sale of
     San Diego branches(2)(A)...............    $   140.0     $    86.8     $   135.2     $    72.8
                                                =========     =========     =========     =========
  Average assets(B).........................    $14,162.8     $14,264.9     $14,183.0     $14,251.1
                                                =========     =========     =========     =========
  Return on average assets(A/B).............         0.99%         0.61%         0.95%         0.51%
                                                =========     =========     =========     =========
RETURN ON AVERAGE EQUITY:
  Earnings before dividends on preferred        $    32.0     $    21.7     $    61.6     $    36.4
     stock of subsidiary and gain on sale of
     San Diego branches(1)..................
                                                       x4            x4            x2            x2
                                                ---------     ---------     ---------     ---------
  Annualized earnings before gain on sale of        128.0          86.8         123.2          72.8
     San Diego branches(2)..................
  Gain on sale of San Diego branches(1).....         12.0            --          12.0            --
                                                ---------     ---------     ---------     ---------
  Annualized earnings after gain on sale of
     San Diego branches(2)(C)...............    $   140.0     $    86.8     $   135.2     $    72.8
                                                =========     =========     =========     =========
  Average equity(3)(D)......................    $   883.5     $   835.1     $   871.4     $   822.9
                                                =========     =========     =========     =========
  Return on average equity(C/D).............        15.85%        10.39%        15.52%         8.85%
                                                =========     =========     =========     =========

- - ---------------

(1) During the second quarter of 1996, the Bank sold six branches located in San Diego county with deposits totalling approximately $380 million. The sale resulted in a nonrecurring net gain of $12 million.

(2) Annualized earnings are based upon results for the quarter and six months ended June 30, 1996 and 1995. Results may vary from quarter to quarter and for the year.

(3) Average equity includes preferred stock of subsidiary totalling $172.5 million and $266.0 million at June 30, 1996 and 1995, respectively.

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